EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-235343 and 333-268703) of Steel Dynamics, Inc.,
(2)	Registration Statements (Forms S-4 Nos. 333-191627, 333-202950, 333-217162, and 333-221907) of Steel Dynamics, Inc.,
(3)	Registration Statement (Form S-8 No. 333-55888) pertaining to the Amended and Restated Officer and Manager Cash and Stock Bonus Plan of Steel Dynamics, Inc.,
(4)	Registration Statement (Form S-8 No. 333-133493) pertaining to the Plan Relating to Assumed Stock Options: Roanoke Electric Steel Corporation Acquisition of Steel Dynamics, Inc., and
(5)	Registration Statement (Form S-8 No. 333-147271) pertaining to the 2006 Equity Incentive Plan, the Steel Dynamics, Inc. Amended and Restated 1996 Incentive Stock Option Plan, and the Steel Dynamics, Inc. Non-Employee Directors Stock Option Plan of Steel Dynamics, Inc.;

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Steel Dynamics, Inc. and the effectiveness of internal control over financial reporting of Steel Dynamics, Inc. included in this Annual Report (Form 10-K) of Steel Dynamics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Indianapolis, Indiana

February 29, 2024